UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Airgas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[]

[Excerpt from interview of Peter McCausland, Executive Chairman of Airgas, Inc., by Jim Cramer, anchor of “Mad Money,” aired on July 24, 2014 beginning at 6:30 p.m., Eastern Standard Time]

McCausland:

Well, I think, you know the process that you go through in a hostile or in an activist situation, is probably a good process and it really does test you. It makes you look very hard and the board’s got to make some really tough decisions. We got through it, because we had 16-thousand amazing associates, who put in four great quarters, got the analysts to cover us again, the analysts put out target prices that were higher than the bid, and then of course the second factor would be we spent a lot of money with bankers and lawyers. But, the third factor and the really important one, was we had a staggered board and a poison pill and that prevented Air Products from committing grand theft company, as you called it, one time. And you know we have on our proxy this year, a proposal to de-stagger our board. It’s the third time it’s been on it. It only got slightly over 50-percent last time. But, I can’t understand how anyone would vote for that in the Airgas context. In as much as that staggered board saved our shareholders over $2 billion…

Cramer:

That’s the way to look at it.

McCausland:

Yes.

Cramer

I mean to me, I’m looking at the value creation that you did at Airgas. The value creation that David Pyott has done at Allergan, the value creation that Jeff Bewkes has done at Time Warner, they’re clearly able to bring out more value than these other companies that don’t really know their industries.

McCausland:

Well there’s instant value and there’s long term value. That’s the difference…

Cramer:

…And which is bigger? Well you’re a living example, right?

McCausland:

Well, I tend to think long term and we have a record 19-percent per year compounded to our shareholders, since going public.

Cramer:

There you go. That says everything.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with our 2014 annual meeting of shareholders, we previously filed our definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and commenced mailing our definitive proxy statement and proxy card to our shareholders on July 7, 2014. BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including our definitive proxy statement, through the Internet at the SEC’s website at www.sec.gov, or at our website at www.airgas.com. You may also read and copy any document that we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Also, you may obtain documents filed with the SEC by the Company free of charge by requesting them in writing from Airgas, Inc., 259 N. Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-8675, Attention: Secretary, or by telephone at (610) 687-5253.